United States Brent Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,262,830)
Unrealized Gain (Loss) on Market Value of Futures	2,605,850
Dividend Income	965
Interest Income	235
ETF Transaction Fees	350
Total Income (Loss)	$(1,655,430)

Expenses
General Partner Management Fees	$27,268
Brokerage Commissions	1,782
Non-interested Directors' Fees and Expenses	413
Prepaid Insurance Expense	410
Other Expenses	9,579
Total Expenses	39,452
Expense Waiver	(4,125)
Net Expenses	$35,327
Net Income (Loss)	$(1,690,757)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$46,778,748
Net Income (Loss)	(1,690,757)

Net Asset Value End of Month	$45,087,991
Net Asset Value Per Unit (650,000 Units)	$69.37

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502